Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES FOURTH QUARTER AND FULL YEAR 2010
EARNINGS CONFERENCE CALL

DENVER, January 10, 2011 – SM Energy Company (NYSE: SM) is scheduled to release earnings for the fourth quarter and full year of 2010 after the close of trading on the NYSE on February 24, 2011.  The teleconference to discuss these results and other operational matters is scheduled for February 25, 2011 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 800-260-8140 and the participant passcode is 21918282.  An audio replay of the call will be available approximately two hours after the call at 888-286-8010, with the passcode 43039171.  International participants can dial 617-614-3672 to take part in the conference call, using passcode 21918282 and can access a replay of the call at 617-801-6888, using passcode 43039171.  Replays can be accessed through March 11, 2011.

This call is being webcast live and can be accessed at SM Energy Company’s web site at sm-energy.com.  An audio recording of the conference call will be available at that site through March 11, 2011.

ABOUT THE COMPANY

SM Energy Company, formerly named St. Mary Land & Exploration Company, is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.